UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 29, 2014, Select Comfort Corporation and its wholly-owned subsidiary Select Comfort Retail Corporation (collectively, the “Company”) and Synchrony Bank entered into a First Amendment to Retailer Program Agreement, dated effective as of October 1, 2014 (the “Amendment”), which amended the Retailer Program Agreement, signed by the parties on June 24, 2014 and dated effective as of January 1, 2014 (the “Agreement”), among the parties. The Amendment changed the definition of “Working Capital” in Appendix B of the Agreement to include the non-current marketable debt securities of the Company as an addition to the current assets of the Company for purposes of calculating Working Capital. The remainder of the Agreement remains unchanged.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Retailer Program Agreement, dated effective as of October 1, 2014, by and between Synchrony Bank, Select Comfort Corporation and Select Comfort Retail Corporation (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: September 29, 2014	By: /s/ Heather M. Somers
Name: Heather M. Somers
Title: Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Retailer Program Agreement, dated effective as of October 1, 2014, by and between Synchrony Bank, Select Comfort Corporation and Select Comfort Retail Corporation (filed herewith).

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